Exhibit 99.1

News Release

Community Healthcare Trust Announces Results for the Three Months Ended December 31, 2022

FRANKLIN, Tenn., February 14, 2023 / PRNewswire / -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the "Company") today announced results for the three months ended December 31, 2022. The Company reported net income for the three months ended December 31, 2022 of approximately $5.2 million, or $0.19 per diluted common share. Funds from operations ("FFO") and adjusted funds from operations ("AFFO") for the three months ended December 31, 2022 totaled $0.56 and $0.63, respectively, per diluted common share.

Highlights include:
•During the three months ended December 31, 2022, the Company acquired 13 real estate properties for an aggregate purchase price of approximately $50.2 million. Upon acquisition, the properties totaling approximately 241,000 square feet, were 97.8% leased in the aggregate with lease expirations through 2034.

•Subsequent to December 31, 2022, the Company acquired three real estate properties totaling approximately 99,000 square feet for an aggregate purchase price of approximately $12.5 million. Upon acquisition, the properties were 100.0% leased with lease expirations through 2029.

•The Company has four properties under definitive purchase agreements for an expected aggregate purchase price of approximately $20.1 million. The Company's expected aggregate return on these investments ranges from approximately 9.2% to 9.5%. The Company expects to close on these properties during the first half of 2023; however, the Company cannot provide assurance as to the timing of when, or whether, these transactions will actually close.

•The Company also has six properties under definitive purchase agreements, to be acquired after completion and occupancy, for an aggregate expected purchase price of approximately $141.0 million. The Company's expected returns on these investments are approximately 10.25%. The Company anticipates closing on these properties throughout 2023 and 2024; however, the Company cannot provide assurance as to the timing of when, or whether, these transactions will actually close.

•During the fourth quarter of 2022, the Company issued, through its at-the-market offering program, 600,000 shares of common stock at an average gross sales price of $34.94 per share and received net proceeds of approximately $20.5 million at an approximate 5.02% current equity yield.

•On December 14, 2022, the Company amended its credit agreement, adding a new seven-year three-month, $150.0 million term loan (the “A-5 Term Loan”), which matures on March 14, 2030, and replaced the London interbank offered rate (“LIBOR”) as a benchmark interest rate for loans under the Credit Agreement with the secured overnight financing rate administered by the Federal Reserve Bank of New York (“SOFR”). Proceeds of the A-5 Term Loan were used to repay a $50.0 million term loan with a March 29, 2024 maturity, and to repay $85.0 million aggregate principal amount of loans outstanding under the existing revolving credit facility, with the balance of the proceeds used to fund acquisitions. On December 19, 2022, the Company entered into interest rate swap agreements that fixed the interest rate on the A-5 Term Loan and in January 2023, we transitioned our interest rate swap rates from LIBOR to SOFR.

•On February 9, 2023, the Company’s Board of Directors declared a quarterly common stock dividend in the amount of $0.4475 per share. The dividend is payable on March 1, 2023 to stockholders of record on February 21, 2023.

About Community Healthcare Trust Incorporated

Community Healthcare Trust Incorporated is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in our target sub-markets throughout the United States. As of December 31, 2022, the Company had investments of approximately $946.2 million in 174 real estate properties (including a portion of one property accounted for as a financing lease). The properties are located in 34 states, totaling approximately 3.8 million square feet in the aggregate.

Additional information regarding the Company, including this quarter's operations, can be found at www.chct.reit.  Please contact the Company at 615-771-3052 to request a printed copy of this information.

Cautionary Note Regarding Forward-Looking Statements
In addition to the historical information contained within, the matters discussed in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “believes”, “expects”, “may”, “will,” “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates”, “anticipates” or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of Community Healthcare Trust Incorporated (the "Company"). Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock, changes in the Company’s business strategy, availability, terms and deployment of capital, the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, changes in governmental regulations, the degree and nature of the Company’s competition, the ability to consummate acquisitions under contract, catastrophic or extreme weather and other natural events and the physical effects of climate change, the occurrence of cyber incidents, effects on global and national markets as well as businesses resulting from increased inflation, rising interest rates, supply chain disruptions, labor conditions, the COVID-19 pandemic and/or the conflict between Russia and Ukraine, the Company's Chief Executive Officer's health prognosis, and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this press release and undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Dollars and shares in thousands, except per share amounts)

	December 31, 2022	December 31, 2021

ASSETS
Real estate properties:
Land and land improvements	$117,657	$97,397
Buildings, improvements, and lease intangibles	825,257	736,465
Personal property	253	223
Total real estate properties	943,167	834,085
Less accumulated depreciation	(165,341)	(133,056)
Total real estate properties, net	777,826	701,029
Cash and cash equivalents	11,233	2,351
Restricted cash	835	516
Other assets, net	86,531	50,337
Total assets	$876,425	$754,233

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Debt, net	$352,997	$265,625
Accounts payable and accrued liabilities	11,377	7,845
Other liabilities, net	15,237	18,651
Total liabilities	379,611	292,121

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 450,000 shares authorized; 25,897 and 24,983 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	259	250
Additional paid-in capital	625,136	595,624
Cumulative net income	81,142	59,123
Accumulated other comprehensive gain (loss)	22,667	(4,980)
Cumulative dividends	(232,390)	(187,905)
Total stockholders’ equity	496,814	462,112
Total liabilities and stockholders' equity	$876,425	$754,233

The Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2022 AND 2021
(Dollars and shares in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(Unaudited)
REVENUES
Rental income	$24,383	$22,428	$94,103	$87,661
Other operating interest	959	814	3,576	2,918
	25,342	23,242	97,679	90,579

EXPENSES
Property operating	4,156	3,535	16,636	15,158
General and administrative	4,149	3,155	14,837	12,113
Depreciation and amortization	8,317	7,825	32,339	30,401
	16,622	14,515	63,812	57,672

INCOME BEFORE INCOME TAXES AND OTHER ITEMS	8,720	8,727	33,867	32,907
Gain on sale of real estate	—	237	—	237
Interest expense	(3,464)	(2,789)	(11,873)	(10,542)
Deferred income tax expense	(21)	(63)	(41)	(167)
Interest and other income	3	1	66	57
NET INCOME	$5,238	$6,113	$22,019	$22,492

NET INCOME PER COMMON SHARE:
Net income per common share – Basic	$0.19	$0.23	$0.81	$0.87
Net income per common share – Diluted	$0.19	$0.23	$0.81	$0.87
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-BASIC	23,787	23,566	23,631	23,263
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-DILUTED	23,787	23,566	23,631	23,263

The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
RECONCILIATION OF FFO and AFFO (1)
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Three Months Ended December 31,
	2022	2021
Net income	$5,238	$6,113
Real estate depreciation and amortization	8,382	7,884
Gain on sale of depreciable real estate	—	(237)
Total adjustments	8,382	7,647
FFO	$13,620	$13,760
Straight-line rent	(854)	(856)
Stock-based compensation	2,645	1,997
AFFO	$15,411	$14,901
FFO per Common Share-Diluted	$0.56	$0.57
AFFO per Common Share-Diluted	$0.63	$0.61
Weighted Average Common Shares Outstanding-Diluted (2)	24,471	24,306

(1)
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers funds from operations ("FFO") and adjusted funds from operations ("AFFO") to be appropriate measures of operating performance of an equity real estate investment trust ("REIT"). In particular, the Company believes that AFFO is useful because it allows investors, analysts and Company management to compare the Company's operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events.

The Company uses the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") definition of FFO. FFO is an operating performance measure adopted by NAREIT. NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income (calculated in accordance with GAAP), excluding gains or losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, plus depreciation and amortization related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures. NAREIT also provides REITs with an option to exclude gains, losses and impairments of assets that are incidental to the main business of the REIT from the calculation of FFO.

In addition to FFO, the Company presents AFFO and AFFO per share. The Company defines AFFO as FFO, excluding certain expenses related to closing costs of properties acquired accounted for as business combinations and mortgages funded, excluding straight-line rent and the amortization of stock-based compensation, and including or excluding other non-cash items from time to time. AFFO presented herein may not be comparable to similar measures presented by other real estate companies due to the fact that not all real estate companies use the same definition.

FFO and AFFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company's financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and AFFO should be examined in conjunction with net income as presented elsewhere herein.

(2)	Diluted weighted average common shares outstanding for FFO and AFFO are calculated based on the treasury method, rather than the 2-class method used to calculate earnings per share.

CONTACT: David H. Dupuy, 615-771-3052
SOURCE: Community Healthcare Trust Incorporated